As filed with the Securities and Exchange Commission on February 16, 2007

Registration No. 333-35774

Registration No. 333-90734

Registration No. 333-106012

Registration No. 333-116188

Registration No. 333-134397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-35774

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-90734

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-106012

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-116188

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-134397

Under

The Securities Act of 1933

____________________

Praecis Pharmaceuticals Incorporated

(formerly PRAECIS PHARMACEUTICALS INCORPORATED)

(Exact name of registrant as specified in its charter)

Delaware	04-3200305
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

830 Winter Street

Waltham, Massachusetts 02451

(781) 795-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Second Amended and Restated 1995 Stock Plan, as amended

Third Amended and Restated 1995 Stock Plan

Fourth Amended and Restated 1995 Stock Plan

Employee Stock Purchase Plan

Amended and Restated Employee Stock Purchase Plan

Second Amended and Restated Employee Stock Purchase Plan, as amended

(Full Titles of Plans)

Kevin F. McLaughlin

President and Chief Executive Officer

Praecis Pharmaceuticals Incorporated

830 Winter Street

Waltham, Massachusetts 02451

(781) 795-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

_______________

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Praecis Pharmaceuticals Incorporated (formerly PRAECIS PHARMACEUTICALS INCORPORATED) (the "Company") (together, the "Registration Statements"):

File No. 333-35774, pertaining to the registration of 9,252,654 shares of common stock, par value $0.01 per share of the Company ("Common Stock"), which was filed with the Securities and Exchange Commission (the "SEC") and became effective on April 27, 2000;

File No. 333-90734, pertaining to the registration of 3,000,000 shares of Common Stock, which was filed with the SEC and became effective on June 18, 2002;

File No. 333-106012, pertaining to the registration of 240,000 shares of Common Stock, which was filed with the SEC and became effective on June 11, 2003;

File No. 333-116188, pertaining to the registration of 1,500,000 shares of Common Stock, which was filed with the SEC and became effective on June 4, 2004; and

File No. 333-134397, pertaining to the registration of 580,000 shares of Common Stock, which was filed with the SEC and became effective on May 23, 2006.

On December 20, 2006, the Company, Pilgrim Acquisition Corporation ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of SmithKline Beecham Corporation, a Pennsylvania corporation ("Parent") and a wholly-owned subsidiary of GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales ("GSK"), entered into an Agreement and Plan of Merger pursuant to which Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"). The Merger became effective on February 16, 2007 as a result of the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Praecis Pharmaceuticals Incorporated (formerly PRAECIS PHARMACEUTICALS INCORPORATED) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, on February 16, 2007.

PRAECIS PHARMACEUTICALS INCORPORATED

By:	/s/ Kevin F. McLaughlin
Name:	Kevin F. McLaughlin
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons, in the capacities indicated, as of February 16, 2007.

Signature	Title

/s/ Kevin F. McLaughlin	President and Chief Executive Officer (Principal Executive Officer)
Name: Kevin F. McLaughlin

/s/ Edward C. English	Chief Financial Officer, Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
Name: Edward C. English

*	Director
Name: Malcolm L. Gefter, Ph.D.

*	Director
Name: G. Leonard Baker, Jr.

*	Director
Name: Garen G. Bohlin

*	Director
Name: Henry F. McCance

*	Director
Name: Leonard E. Post, Ph.D.

*	Director
Name: David B. Sharrock

*	Director
Name: Patrick J. Zenner

* By:	/s/ Kevin F. McLaughlin
Kevin F. McLaughlin
As Attorney-in-Fact

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